UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 7, 2019, the Company received a notice from NASDAQ that since the Company has not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year ended December 31, 2017, it is not in compliance with NASDAQ’s listing rules (Rule 5620(a)) for continued listing.

The Company has delayed its 2018 Annual Meeting in light of the previously announced continuing discussions with Meisheng Cultural Company Limited relating to its proposal to purchase sufficient newly issued shares of the Company’s common stock such that it would own 51% of the Company’s outstanding shares, including matters relating to closing conditions regarding the change in control provisions of key licensing agreements, and change in control and extension of maturities of the Company’s convertible senior notes and other indebtedness. The Company plans to hold its Annual Meeting as soon as practicable following resolution of these discussions and, in any event, plans to submit a plan to NASDAQ in a timely fashion to regain compliance with NASDAQ’s listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: January 11, 2019	By:	/s/ BRENT NOVAK
Brent Novak, CFO